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                                    EXHIBIT A

                            LIMITED POWER OF ATTORNEY

For purposes of the investment in James River Group, Inc. ("JAMES RIVER") held by Trident II, L.P. ("TRIDENT II") and Marsh & McLennan Employees' Securities Company, L.P. ("TRIDENT II ESC"), the undersigned, Marsh & McLennan GP I, Inc. ("MMC GP"), does hereby irrevocably constitute and appoint Stone Point Capital LLC ("STONE POINT"), with full power of substitution, the true and lawful attorney-in-fact and agent of the undersigned to act on behalf of Trident II ESC, to execute, acknowledge, verify, swear to, deliver, record and file any and all of the following:

     (a) all documents required to document the conversion of the shares of preferred stock of James River held by Trident II ESC into shares of common stock of James River, with such conversion to be in accordance with the terms of such preferred stock and on the same basis as any conversion of shares held by Trident II, including a copy of the letter of transmittal prepared by James River and IRS Form W-8BEN;

     (b) all filings with the U.S. Securities and Exchange Commission to be made by Trident II ESC with respect to its ownership in James River, including without limitation SEC Form 3, Form 4 and Form 5 as well as SEC Schedule 13G;

     (c) all documents and agreements to be executed by shareholders of James River in connection with the initial public offering of James River, including a customary lock up agreement, provided that the terms of any such document or agreement applicable to Trident II ESC shall be no less favorable than the terms applicable to Trident II;

     (d) all documents and agreements to be executed by Trident II ESC relating to the holding and disposition of shares of common stock of James River owned by Trident II ESC, including agreements with custodians and brokers, provided that the disposition of shares by Trident II ESC shall be permitted only if it is in parallel with Trident II, as required under the terms of that certain amended and restated co-investment agreement, dated as of May 31, 2005, among Trident II, Trident II ESC and the other parties thereto; and

     (e) any other documents, instruments or agreements determined by Stone Point to be necessary in connection with the foregoing.

Any person dealing with Trident II ESC may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry.

THIS POWER OF ATTORNEY AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                        MARSH & McLENNAN EMPLOYEES' SECURITIES
                                        COMPANY, L.P.

                                        By: MARSH & MCLENNAN GP I, INC.


                                        By: /s/ Mark J. Dallara
                                            ------------------------------------
                                        Name: Mark J. Dallara
                                        Title: Secretary

July 28, 2005